Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in Amendment No. 1 to the Registration Statement on Form F-1 (File No. 333-144439) of our report dated March 29, 2007 (except for note 13(d), as to which the date is July 9, 2007) relating to the financial statements of Voltaire Ltd. which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Kesselman & Kesselman
Tel-Aviv, Israel	Kesselman & Kesselman
July 25, 2007	A member of PricewaterhouseCoopers International Limited